EXHIBIT 23.2




Stan J.H. Lee, CPA
a member firm of DMHD Hamilton Clark & Co         Tel:  201-681-7475
2182 Lemoine Ave. Suite 200                       Fax:  815-846-7550
Fort Lee, NJ 07024                        E-mail: stanL@dmdhxcpa.com




         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Creenway Technologies Corp.
Shanghai, China

I hereby consent to the use of my report dated November 12th, 2002 for the period from October 18, 2002 (inception) to October 30, 2002 to be included in the Registration Statement on Form SB-2 of Creenway Technologies Corp. in accordance with the Securities Act of 1933.


/s/ Stan J. H. Lee, CPA /s/
----------------------------
Stan J. H. Lee, CPA

November 12th, 2002
Fort Lee, New Jersey